Exhibit 99.1

NEWS RELEASE

InfoLogix, Inc. Acquires Healthcare Mobility Services and RFID
Business from AMTSystems, Inc.

With Second Acquisition in Past 30 Days, Company Furthers Position as Leading
Mobile Intelligence Solutions Provider for the Digital Hospital of Tomorrow

HATBORO, PA — May 10, 2007 — InfoLogix, Inc. (OTCBB: IFLG), a leading provider of mobile intelligence solutions to over 1,100 hospitals in North America, announced today it has acquired the healthcare mobility services and RFID business of AMTSystems, Inc., including the technology solutions that are currently used in over 400 hospitals internationally.

The business acquired includes existing relationships with customers, vendors and partners, and the intellectual property rights behind AMT’s clinical and financial mobility solutions for healthcare. The acquisition strengthens InfoLogix’s position in the hospital RFID marketplace, which is predicted to reach $8.8 billion by 2010 according to industry analysts. AMTSystems is based in Cheshire, Connecticut. Terms of the deal were not disclosed.

“InfoLogix is committed to providing mobile applications that improve patient safety while enabling the Digital Hospital of tomorrow for healthcare providers,” says David Gulian, president and CEO of InfoLogix, Inc. “This acquisition continues to advance our position as the ‘single source’ provider for mobile intelligence solutions in both the healthcare and enterprise markets, and we expect it to be accretive to our 2007 earnings.”

Last week the World Health Organization identified nine key areas in which healthcare errors that harm millions of people worldwide can be prevented. With this acquisition, InfoLogix now has solutions that directly address the top four areas, including medication errors and “wrong site / wrong procedure” surgeries.

“With 15 years of continued research and development, we’ve grown our healthcare mobility and RFID solutions into a multi-million dollar business,” says Todd Stewart,   Vice President of Business Development at AMTSystems. “InfoLogix’s market penetration and breadth of services will enable these cutting-edge solutions to reach a wider market, starting with their existing base of 1,100 healthcare customers.” Stewart will be joining InfoLogix as Director of Healthcare Technology Sales.

The acquisition also includes an FDA approved technology which uses RFID to prevent “wrong site / wrong procedure” surgeries; a patent-pending, paperless RFID-based chain of custody drug testing system; and a medication management solution for long term care and assisted living facilities.

About InfoLogix, Inc.

As the leading provider of mobile intelligence solutions, InfoLogix uses the industry’s most advanced wireless information technology to increase the efficiency, accuracy, and transparency of complex business and clinical processes. With 19 issued patents, InfoLogix provides strategic consulting, business applications, wireless device and infrastructure, connectivity, and mobile managed services solutions to Fortune 1000 and healthcare clients including Kraft Foods, Merck and Company, General Electric, News America Corporation, Mercedes Benz, Kaiser Permanente, Adventist Health, Universal Health Services, and Stanford School of Medicine. Founded in 2001, and headquartered in suburban Philadelphia, PA, InfoLogix has been named the sixth fastest growing new business in the United States for the last three years by Entrepreneur Magazine.  InfoLogix is a publicly-traded company (OTCBB:  IFLG).  For more information, visit www.infologixsys.com.

Safe Harbor Statement

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that represent our expectations or beliefs about future events and financial performance.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Forward-looking statements are subject to known and unknown risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2006 and other filings we make with the Securities and Exchange Commission.  Actual results could differ materially from those suggested by the forward-looking statements. We do not make any commitment to revise or update any forward-looking statements to reflect new information events or circumstances occurring or existing after the date of any forward-looking statement is made.

Contact:

Jason Fradin

InfoLogix, Inc.

215-604-0691 x1194

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